UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2020
GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-34753	27-2053069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5964 La Place Court Carlsbad, California 92008
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (760) 448-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GNMK	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 2, 2020, GenMark Diagnostics, Inc. (the “Company”) entered into a Single Tenant Industrial Triple Net Lease (the “Lease”) with Icon Owner Pool 1 West/Southwest, LLC, as landlord (the “Landlord”). Pursuant to the Lease, the Company has leased an approximately 73,000 square foot facility in Carlsbad, California (the “Facility”), which the Company may use for manufacturing, research and development, office, and/or distribution purposes.

The original term of the Lease runs through June 30, 2031, provided that the Company may, subject to certain customary conditions as set forth in the Lease, extend the term of the Lease at fair market rental value for two additional five-year periods upon at least 12-months’ written notice prior to the end of the then-current term of the Lease. In addition, subject to the terms and conditions of the Lease, the Landlord has granted the Company an ongoing right of first refusal to lease two additional buildings located adjacent to the Facility. Under the Lease, the Company will pay the Landlord base rent commencing on February 1, 2021 of approximately $116,200 per month, which base rent amount will increase annually at a rate of 3%. The base rent amount payable by the Company is in addition to “triple net” operating expenses payable by the Company, as set forth in the Lease. In addition, the Company has provided the Landlord a standby letter of credit in the amount of approximately $846,000 as security for the Company’s full performance of its obligations under the Lease. In connection with entering in the Lease, and subject to the terms and conditions set forth therein, the Landlord has agreed to provide the Company a tenant improvement allowance for the Facility in an amount up to approximately $4.3 million.

The foregoing description of the Lease is qualified in its entirety by reference to the full text of the Lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date:	July 8, 2020	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary